                                                                    Exhibit 2.13

                              TRADEMARK ASSIGNMENT

This TRADEMARK ASSIGNMENT (the "Assignment") is made as of this 26th day of July, 2002 (the "Effective Date"), by Aerovox Incorporated, a Delaware corporation, with a principal office at 167 John Vertente Blvd, New Bedford, MA 02745-1221, as debtor-in-possession (the "Assignor").

WHEREAS, Assignor is operating as a debtor-in-possession under Chapter 11 of the United States Bankruptcy Code, as amended, in Case No. 01-14680-JNF pending in the United States Bankruptcy Court for the District of Massachusetts (the "Bankruptcy Court");

WHEREAS, pursuant to an Amended and Restated Asset Purchase Agreement dated as of April 18, 2002 (the "Asset Purchase Agreement"), Assignor, as debtor-in-possession, is transferring certain of its assets (the "Acquired Assets," as defined in the Asset Purchase Agreement) to Parallax Power Components, a Delaware limited liability company with a principal office at 122 East 42/nd/ Street, Suite 1115, New York, New York 10168 (the "Assignee");

WHEREAS, the Acquired Assets, including those United States and foreign trademark properties identified and set forth on Schedule A and any common law trademark rights of Assignor used solely in connection with the Business and not Excluded Assets under the Asset Purchase Agreement (the "Trademarks"), will be sold pursuant to the terms of an order of the Bankruptcy Court approving and authorizing such sale under Section 363 of the Bankruptcy Code;

WHEREAS, Assignor adopted, used and is using the Trademarks listed on Schedule A hereto and to its knowledge it is the record owner of the United States and foreign registrations of said Trademarks listed on Schedule A;

WHEREAS, Assignor is transferring its right, title and interest in and to the Trademarks free and clear of any liens and encumbrances as set forth in the Sale Approval Order (as defined in the Asset Purchase Agreement), that subject to the Sale Approval Order it has full right to assign all of its interests therein, and that it has not executed and will not execute any agreement or other instrument in conflict herewith; and

WHEREAS, Assignee is desirous of acquiring all right, title and interest in and to the said Trademarks, together with the goodwill symbolized thereby and the United States and foreign registrations thereof;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor does hereby:

          A. Sell, assign, transfer and set over to Assignee, the entire worldwide right, title and interest in and to the Trademarks, for the United States and for all foreign countries, the goodwill symbolized thereby, and the United States and foreign registrations thereof;

          B. Agree to execute any and all documents, agreements, affidavits or other documents or filings necessary to implement the transfer of all rights, title and interest in and to the Trademarks to Assignee as provided in this Assignment;

          C. Assign, transfer and convey to Assignee any income, royalties, damages, or payment due or payable as of the date hereof or hereafter with respect to the Trademarks, including without limitation all rights of action at law and suits in equity to recover for infringement or unauthorized use of the Trademarks currently known to and/or being prosecuted by Assignor as of the date hereof or that may become known after the date of this Assignment, to the extent that such matters are not Excluded Assets under the Asset Purchase Agreement;

          D. Covenant and agree that this Assignment and all of the terms hereof shall inure to the benefit of the successors, assigns, legal representatives, or nominees of Assignee, without further written or oral authorization from Assignor and that this Assignment and all of the terms hereof are binding on Assignor's successors, assigns, legal representatives or nominees.

                  [Remainder of page intentionally left blank]

                              AEROVOX INCORPORATED


                                          By: /s/ ROBERT D. ELLIOTT
                                              --------------------------------

                                          Name:_______________________________

STATE OF                )
                        : ss:-
COUNTY OF               )

Signed before me this _____________________ day of ___________, 2002.


                                          ____________________________________
                                                         Notary Public

                                          My commission expires:______________

                                   SCHEDULE A

------------------------------------------------------------------------------------------------------------
Country      Regis. No.          Mark                 Goods/Service and/or Class          Issued
------------------------------------------------------------------------------------------------------------
USA          0926,746            BLUE MIKE            Electrical capacitors, IC 9         1/11/72
------------------------------------------------------------------------------------------------------------
USA          1,988,810           AEROFILM             Electrical capacitors, IC 9         7/23/96
------------------------------------------------------------------------------------------------------------
USA          1,044,742           AEROMET              Electrical capacitors, IC 9         7/27/76
------------------------------------------------------------------------------------------------------------
USA          1,049,455           AEROVOX              Electrical capacitors, IC 9         10/5/76
------------------------------------------------------------------------------------------------------------
USA          1,328,219           AEROFILTER           Electrical capacitors, IC 9         4/2/85
------------------------------------------------------------------------------------------------------------
USA          1,392,836           SUPERNOL             Chemicals, namely, impregnating     5/13/86
                                                      fluids for use with capacitors,
                                                      IC 1
------------------------------------------------------------------------------------------------------------
USA          1,455,091           SUPERMET             Electrical capacitors, IC 9         9/1/87
------------------------------------------------------------------------------------------------------------
USA          1,476,645           AEROVAR              Electrical capacitors, IC 9         2/16/88
------------------------------------------------------------------------------------------------------------
USA          1,477,479           AEROMATIC            Electrical capacitor power factor   2/23/88
                                                      conversion units, IC 9
------------------------------------------------------------------------------------------------------------
USA          1,477,480           AEROSTOR             Electrical capacitors, IC 9         2/23/88
------------------------------------------------------------------------------------------------------------
USA          1,478,419           AEROFOIL             Electrical capacitors, IC 9         3/1/88
------------------------------------------------------------------------------------------------------------
USA          2,022,578           AEROMAX              Electrical capacitors, IC 9         12/10/96
------------------------------------------------------------------------------------------------------------
Australia    A44955              AEROVOX              IC 9                                2/20/96
------------------------------------------------------------------------------------------------------------
Benelux      83861               AEROVOX              IC 9                                App. Date. 12/1/71
------------------------------------------------------------------------------------------------------------
Brazil       003479064           AEROVOX              IC 9                                4/6/77
------------------------------------------------------------------------------------------------------------
Brazil       817663738           AERO M               IC 9                                10/3/95
------------------------------------------------------------------------------------------------------------
Canada       365556              AEROFILTER           N/A                                 2/16/90
------------------------------------------------------------------------------------------------------------
Canada       357931              AEROFOIL             N/A                                 6/30/89
------------------------------------------------------------------------------------------------------------
Canada       362713              AEROKRAFT            N/A                                 11/10/89
------------------------------------------------------------------------------------------------------------
Canada       362083              AEROMATIC            N/A                                 11/03/89
------------------------------------------------------------------------------------------------------------
Canada       373016              AEROMET              N/A                                 9/7/90
------------------------------------------------------------------------------------------------------------
Canada       362611              AEROPAK              N/A                                 11/03/89
------------------------------------------------------------------------------------------------------------
Canada       365555              AEROSTOR             N/A                                 2/16/90
------------------------------------------------------------------------------------------------------------
Canada       357932              AEROVAR              N/A                                 6/30/89
------------------------------------------------------------------------------------------------------------
Canada       363561              AEROVOX M            N/A                                 11/17/89
------------------------------------------------------------------------------------------------------------
Canada       361115              AEROVOX              N/A                                 10/27/89
------------------------------------------------------------------------------------------------------------
Canada       445583              AERO M               N/A                                 7/28/95
------------------------------------------------------------------------------------------------------------
Colombia     120537              AEROVOX              IC 9                                8/31/92
------------------------------------------------------------------------------------------------------------
Denmark      VR 1990 07696       AEROVOX              IC 9                                11/30/90
------------------------------------------------------------------------------------------------------------
France       1,402,285           AEROVOX              IC 9                                4/7/87
------------------------------------------------------------------------------------------------------------
Germany      614,656             AEROVOX              IC 9                                6/21/80
------------------------------------------------------------------------------------------------------------
Hong Kong    1823/1990           AEROVOX              IC 9                                11/9/95
------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
India            388761            AEROVOX            IC 9           4/14/96
--------------------------------------------------------------------------------
Israel           65917             AEROVOX            IC 9           5/14/92
--------------------------------------------------------------------------------
Italy            753876            AEROVOX            IC 9           7/22/66
--------------------------------------------------------------------------------
Japan            2178020           AEROVOX            Jap 11         10/31/89
--------------------------------------------------------------------------------
Korea            157,270           AEROVOX            Kor 39         7/21/88
--------------------------------------------------------------------------------
Mexico           354537            AEROVOX            IC 9           10/27/88
--------------------------------------------------------------------------------
Mexico           453162            AERO M             IC 9           2/25/94
--------------------------------------------------------------------------------
Mexico           475564            ACCU-VAR           IC 9           9/29/94
--------------------------------------------------------------------------------
Mexico           505285            AEROMAX            IC 9           9/26/95
--------------------------------------------------------------------------------
Philippines      47633             AEROVOX            IC 9           3/22/90
--------------------------------------------------------------------------------
Singapore        1328/87           AEROVOX            IC 9           3/25/87
--------------------------------------------------------------------------------
Spain            64,810            AEROVOX            IC 9           12/6/27
--------------------------------------------------------------------------------
Sweden           227 269           AEROVOX            IC 9           10/25/91
--------------------------------------------------------------------------------
Taiwan           272647            AEROVOX            Tai 95         02/01/85
--------------------------------------------------------------------------------
U.K.             1,304,195         AEROVOX            IC 9           4/29/94
--------------------------------------------------------------------------------
Venezuela        13,636            AEROVOX            IC 9           7/8/42
--------------------------------------------------------------------------------